UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-6311 (Commission File Number)	72-0487776 (I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2013 (the “Prior 8-K”), on September 30, 2013, Tidewater Inc. (the “Company”), certain subsidiaries of the Company, and a group of institutional investors executed a note purchase agreement (the “Note Purchase Agreement”) in connection with the issuance of $500 million of senior unsecured notes (the “Notes”) that were to be issued in three series on two closing dates.

The first closing occurred contemporaneous with the execution of the Note Purchase Agreement, with the Company issuing Notes totaling $300 million. As expected, the second closing occurred on November 15, 2013, when the Company issued Notes totaling $200 million. The terms of the Note Purchase Agreement and the Notes were disclosed in the Prior 8-K, which is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

November 20, 2013	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
Secretary and General Counsel